UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2018

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

On July 23, 2018, the Board of Directors (the “Board”) of Cree, Inc. (the “Company”) approved the appointment of Mr. Neill Reynolds, 43, as the Executive Vice President and Chief Financial Officer (“CFO”) of the Company, effective August 27, 2018 (the “Start Date”). Mr. Reynolds will succeed Michael E. McDevitt at that time, per the previously disclosed transition plan.

Mr. Reynolds has most recently served as the Senior Vice President of Finance, Strategy and Procurement for NXP Semiconductors N.V. (“NXP”) since December 2015. Prior to this time, Mr. Reynolds served as Vice President of Finance for Freescale Semiconductor, Ltd. (“Freescale”) from January 2013 until November 2015. Prior to his work with NXP and Freescale, Mr. Reynolds served in finance positions with other international technology companies including General Electric and Advanced Micro Devices. Mr. Reynolds holds a bachelor’s degree from Boston College.

Description of Compensation Arrangements with Executive Vice President and CFO

Base Salary, Cash Incentive Compensation, and Other Benefits

In connection with Mr. Reynolds’ appointment as Executive Vice President and CFO, the Company and Mr. Reynolds entered into an offer letter setting forth the terms of his employment with the Company. Pursuant to the offer letter, Mr. Reynolds will receive an annual base salary of $455,000. Mr. Reynolds will also receive a cash payment of $500,000 within the first month of his employment and separate cash payments of $500,000 on his six- and 12-month anniversaries with the Company (collectively, the “Sign-On Bonus”), in each case less applicable income and withholding taxes. The Sign-On Bonus will be forfeited if Mr. Reynolds voluntarily resigns or his employment is terminated for cause within the first twelve (12) months of the Start Date, and a pro-rata amount if his resignation or termination for cause is between the first and second anniversaries of the Start Date.

Mr. Reynolds will be eligible to participate in the Company’s annual performance-based cash incentive compensation program under the Company’s 2013 Long Term Incentive Compensation Plan, as amended (the “LTIP”), with a target award of 80% of his annual base salary. Participation will begin on the Start Date, based upon annual goals to be established by the Compensation Committee of the Board from time to time. The actual earned incentive, if any, payable to Mr. Reynolds for any fiscal period of the Company will depend upon the extent to which the applicable performance goal(s) are achieved. For fiscal 2019, Mr. Reynolds will receive an annual incentive award, pursuant to a grant of performance units under the LTIP, which performance units will entitle Mr. Reynolds to be paid an amount in cash to be determined by multiplying his base salary, his target award level (80%), and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2019 financial performance against pre-established targets. The award will be guaranteed for fiscal 2019 at the greater of the target award amount or the calculated amount based on actual fiscal 2019 company performance.

The Company will reimburse Mr. Reynolds for his actual expenses for relocation in accordance with the Company’s relocation guidelines; provided, however, that, if Mr. Reynolds resigns or his employment is terminated for cause within the first twelve (12) months of the Start Date, he will be required to pay back to the Company all of the amounts paid to him or on his behalf for relocation expenses, including taxes paid for the grossed up amount, and a pro-rata amount if his resignation or termination for cause is between the first and second anniversaries of the Start Date. Mr. Reynolds is also entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain reasonable travel, entertainment, and other expenses in connection with his service to the Company.

In connection with his appointment, Mr. Reynolds will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2010, and is incorporated herein by reference. Mr. Reynolds will also enter into the Company’s standard form of employee agreement regarding confidential information, intellectual property and noncompetition (the “Confidential Information Agreement”). Under the noncompetition provisions of the Confidential Information Agreement and subject to certain limited exceptions, Mr. Reynolds is restricted while employed by the Company and for one year following the termination of his employment from (i) performing services for any competing business, whether as an employee, officer, director, consultant, agent, contractor or in any other capacity, (ii) being the beneficial owner of an equity interest in any competing business, (iii) requesting any customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to influence any employee of the Company to terminate his or her employment with the Company.

Long-Term Equity Incentive

The Company will grant Mr. Reynolds a sign-on equity grant (the “Sign-On Grant”) with a value of $2,000,000 in restricted stock units (“RSUs”) within two business days of the Start Date. The number of shares underlying the award is equal to the value ($2,000,000) divided by the closing price on the date of the grant, and will vest in four equal annual installments on the anniversary of the grant.

Mr. Reynolds will also be awarded an additional equity grant with a value of $1,200,000, divided equally in performance stock units (“PSUs”) and RSUs, for fiscal 2019 (the “Fiscal 2019 Grant”). The number of shares underlying the award is equal to the value ($1,200,000) divided by the 30 trading day average share price leading up to the Start Date (the “ASP”). The PSUs will vest on the three-year anniversary of the grant, and the RSUs will vest in four equal annual installments on the anniversary of the grant. The number of shares earned under the PSU award will not be determined until the end of the three-year period. The actual number of performance shares earned at the end of the three years (the “Payout”) will be the number of PSUs awarded times the “Payout Factor” that is described below. The performance thresholds for the PSUs will be based on the Company’s Relative Total Shareholder Return (“RTSR”) compared to a peer group of companies listed on the “Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Components Sectors” (the “Peer Group”) over the period beginning on the last trading day immediately before the Start Date and ending immediately prior to the vesting date (the “Measurement Period”). The starting value for the calculation of the Payout Factor will be the ASP described above and the ending value for the calculation will be the average Company share price for the 30 trading days prior to the end of the Measurement Period. The RTSR of the Company will then be compared to the Peer Group over the three-year period and separated into quartiles for determining the Payout Factor as follows: (i) if the Company ends in the top (first) performing quartile, the Payout Factor is 1.5, (ii) if the Company ends in the second quartile, the Payout Factor is 1.0, (iii) if the Company ends in the third quartile, the Payout Factor is 0.5, and (iv) if the Company ends in the worst (fourth) performing quartile, the Payout Factor is 0.

The RSUs and PSUs awarded to Mr. Reynolds pursuant to the Sign-On Grant and the Fiscal 2019 Grant will become fully vested in the case of death or disability; however, the PSUs will not pay out until the end of the applicable three-year period and the payout at that time will be determined as described above.

Severance and Change in Control

Mr. Reynolds will be eligible to participate in the Cree Severance Plan - Senior Leadership Team (the “SLT Plan”). The terms of the SLT Plan were previously described in the Company’s Current Report on Form 8-K, dated April 30, 2018, as filed with the SEC on May 4, 2018, which description is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 23, 2018, the Company issued a press release announcing Mr. Reynolds’s appointment. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: July 23, 2018